Your **Vote** Counts!

VERIFYME, INC.

2024 Annual Meeting
Vote by June 3, 2024
11:59 PM ET



VERIFYME, INC.
801 INTERNATIONAL PARKWAY, FIFTH FLOOR
LAKE MARY, FL 32746

V46867-P09257

You invested in VERIFYME, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 4, 2024.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 21, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

June 4, 2024
12:00 PM (Eastern Time)

Virtually at:
www.virtualshareholdermeeting.com/VRME2024

*Please check the meeting materials for any special requirements for meeting attendance.

THIS IS NOT A VOTABLE BALLOTThis is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.Vote at www.ProxyVote.comPrefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".Voting ItemsBoard RecommendsV46868-P092571. Election of DirectorsFor Nominees:01) Marshall Geller02) Howard Goldberg03) Scott Greenberg04) Arthur Laffer 05) Adam H. Stedham 06) David Edmonds2. To approve, on a non-binding advisory basis, the compensation of our named executive officers.For3. To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.1Year4. To approve an amendment to the VerifyMe, Inc. 2020 Equity Incentive Plan.For5. To ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.ForNOTE: In their discretion, and in accordance with applicable law, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement of the meeting.